UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2013

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2013, Churchill Downs Incorporated (“CDI”), through its wholly-owned subsidiary, HCRH, LLC, entered into a definitive Purchase Agreement (“Purchase Agreement”) with Black Bear Realty Co. (“Seller”) to acquire Oxford Casino (the “Oxford”) in Oxford, Maine.

The transaction, which is dependent on CDI securing a gaming license from the Maine Gaming Control Board, and on other usual and customary closing conditions, is anticipated to close in the fourth-quarter of 2013. If certain closing conditions are not satisfied, the Company could be obligated to pay an $8 million termination fee. The Purchase Agreement provides that CDI will purchase all of the issued and outstanding membership interests of BB Development, LLC, a Maine limited liability company, which operates the Oxford.

The acquisition is valued at approximately $160 million, which CDI will pay in cash and is subject to certain post-closing working capital adjustments.

A copy of the press release announcing the entry by CDI into the Purchase Agreement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 29, 2013 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
March 29, 2013	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

    99.1        Press Release dated March 29, 2013 issued by Churchill Downs Incorporated.